Exhibit 99.1


        Adept Reports Preliminary Financial Results for Fiscal Year 2006;
           Form 10-K Delayed Pending Completion of Accounting Review;
                    No Significant Impact Seen on Operations


    LIVERMORE, Calif.--(BUSINESS WIRE)--Sept. 22, 2006--Adept Technology, Inc. (Nasdaq:ADEP), a leading provider of control software, precision robotics and automation services, today reported partial preliminary financial results for its fiscal fourth quarter and year ended June 30, 2006.
    While Adept and its auditors have not yet completed their review of the Company's results, based on its preliminary review, the Company expects revenues for the fiscal fourth quarter ended June 30, 2006 to be $14.9 million, compared with $14.4 million in the fourth quarter of fiscal 2005. Revenues for the full fiscal year 2006 are expected to be $57.6 million, compared with $50.5 million in fiscal 2005. Cash and cash equivalents as of June 30, 2006 are expected to be $14.0 million, compared with $5.3 million as of June 30, 2005. The 2006 year end figure includes $10 million received during the fourth quarter from the previously announced private placement of its common stock with Crosslink Capital. The Company expects that income from continuing operations before income taxes for full fiscal year 2006 will be approximately $800,000, which includes stock compensation expense of $1.2 million, compared to income from continuing operations of $1.3 million for fiscal 2005, before FAS 123R required recognition of stock compensation expense.
    In the course of conducting the year end consolidation of its financial results, and in conjunction with the audit of those results, Adept has discovered errors in a number of accounts, primarily involving intercompany eliminations associated with its consolidation of international subsidiaries. The Company has preliminarily concluded that the total amount of these errors, currently accounted for in the preliminary fiscal 2006 income from continuing operations before income taxes of $800,000 as described above, is likely to be less than $2.5 million, but cautions that its full review is not yet completed, as noted below.
    Rob Bucher, Adept's CEO, said, "Operationally, we had a good year. It is very disappointing that our accounting systems and finance organization have not kept pace with the Company and its growth and development. Adept is taking significant steps to understand all of the causes of these issues and is committed to strengthening our financial processes and accounting function to improve our internal controls going forward, just as we have improved our operating business since I joined Adept almost three years ago."
    On the basis of the errors discussed in this release, Adept's management and the Audit Committee of the Board of Directors have concluded that the potential adjustments resulting from these errors will have a material impact on and require restatement of one or more of the Company's interim financial reports for the quarterly periods within fiscal 2006, and as a result, these quarterly financial statements should no longer be relied on. The Company is currently unable to determine which periods were materially impacted by these errors, and unable to conclude the ultimate impact, if any, on financial statements for fiscal year 2005 and prior fiscal years. Because the preparation of Adept's financial statements and review of historical financial statements continues, certain of the accounting matters identified at this stage, as well as the potential impact of these matters on the Company's financial statements, have not yet been finalized and are subject to change. Adept's Chief Financial Officer, who joined Adept in June 2006, has discussed and is reviewing in detail these matters with Adept's Audit Committee and the Company's independent auditors, Armanino McKenna LLP, who were engaged by Adept in October 2005, early in the Company's fiscal year 2006.
    As a result of its prolonged fiscal 2006 consolidation process and ongoing review of prior periods, Adept will not be able to file its Annual Report on Form 10-K for its fiscal year 2006 by the due date of September 28, 2006, and intends to file a Form 12b-25 for a 15-day extension of its filing deadline as permitted under SEC rules. While the Company is working diligently to complete its review and year-end audit to file its Form 10-K by the extended deadline of October 13, 2006, there are no assurances that it will be able to do so.
    Further, in connection with the Company's year end consolidation and audit of its financial results, Adept management has concluded that the consolidation process and other errors and issues discussed above indicate material weaknesses in its internal controls. Adept has also been informed that it will receive a letter identifying material weaknesses on internal control over financial reporting from its independent auditors. A material weakness is a control deficiency or combination of control deficiencies that results in there being more than a remote likelihood that a material misstatement of the annual or interim financial statements will not be prevented or detected on a timely basis by employees in the normal course of their assigned functions. Discussion of the nature and scope of these material weaknesses will be included in the Company's Annual Report on Form 10-K for fiscal 2006.
    Concluded Bucher, "Our fundamental business is unaffected by these internal accounting issues, and we anticipate continued growth in our business over fiscal 2007 and beyond. We remain enthusiastic about our vision to make Adept a leading player in next-generation automation systems both for traditional manufacturing and for emerging applications in new markets."

    Analyst Conference Call and Simultaneous Webcast

    Rob Bucher, Chief Executive Officer and Steve Moore, Vice President and Chief Financial Officer, will host an investor conference call on Monday, September 25, 2006, at 8:30 a.m. Eastern Time to review the Company's news of September 22, 2006. The call will be open to all interested investors through a live audio Web broadcast via the Internet at www.streetevents.com or may be accessed through the investor relations section of our website at www.adept.com. For those who are not available to listen to the live broadcast, the call will be archived at www.adept.com, www.streetevents.com and www.fulldisclosure.com. A telephonic playback of the conference call will also be available for five days from Monday, September 25, 2006 through Friday, September 29, 2006. Listeners should call 888-203-1112 or 719-457-0820 and use Code Number "4392546".

    About Adept Technology, Inc.

    Adept Technology, Inc. develops and markets motion control and machine vision software, intelligent vision-guided robotics systems and extensible controls technology on a global basis. The Adept motion and vision controls platform is both multi-brand and multi-generational. The unique universal robot controller is integrated within Adept's portfolio of intelligent assembly and material handling robots and has been extended to other non-Adept automation and robot mechanisms.
    Adept software, robotics and systems are being used by a variety of industries, including automotive, consumer electronics, consumer goods, disk drive, food, industrial tooling, medical devices and pharmaceuticals. Adept delivers 24/7 applications engineering and field services worldwide including multi-generational robot and automation system upgrades and evergreen product support. Founded in 1983, Adept Technology is the largest U.S.-based manufacturer of industrial robots. More information is available at www.adept.com.

    Forward-Looking Statements

    This press release may contain certain forward-looking statements including statements regarding growth, revenues, cash, results of our review of our historical financial statements, the financial impact and extent of the potential restatement and prior periods affected, the timing of the filing of restated financials and of Adept's Form 10-K, and the strengthening of internal controls, that involve a number of risks and uncertainties. The Company's actual results could differ materially from those expressed in any of the above forward-looking statements for a variety of reasons, including but not limited to: customers' ability to pay invoices in a timely manner; the risk that some customers may become insolvent; future economic, competitive and market conditions including those in Europe and Asia and those related to the Company's strategic markets; risks of acceptance of the Company's new or current products in the marketplace; the financial and operating risks and regulatory requirements associated with international operations; the cyclicality of capital spending of the Company's customers and lack of long-term customer contracts; dependence on the continued growth of the intelligent automation market; rapid technological change and competition within the intelligent automation industry; the lengthy sales cycles for the Company's products; the Company's significant fixed costs which are not easily reduced; risks associated with sole or single sources of supply and lengthy procurement lead times; risks associated with the seasonality of the Company's products; risks associated with product defects; potential delays associated with the development and introduction of new products or software releases; the Company's ability to sell its products through systems integrators and original equipment manufacturers who may also promote competing products; risks associated with variations in our gross margins based on factors not always in Adept's control; potential securities class action litigation if Adept's stock price remains volatile or operating results suffer; the potential failure to develop and enhance an effective system of internal controls and disclosure controls resulting in inaccurately reporting our financial results; and costs of being a public company as a result of legislation requiring greater general and administrative costs to be incurred and higher insurance costs.
    For a discussion of risk factors relating to Adept's business, see Adept's annual report on Form 10-K for the fiscal year ended June 30, 2005 and quarterly report on Form 10-Q for the quarter ended April 1, 2006 including the discussion in Management's Discussion and Analysis of Financial Condition and Results of Operations and Factors Affecting Future Operating Results contained therein.



    CONTACT: Adept Technology, Inc.
             Steven L. Moore, 925-245-3400
             investor.relations@adept.com